U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2026
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, effective March 4, 2026, Jeremy “Deke” Williamson ceased serving as the Chief Operating Officer and Jay Voncannon ceased serving as Chief Financial Officer of Arq, Inc. (the “Company”) but remained employed by the Company until April 18, 2026. In connection with the termination of their employment, Messrs. Williamson and Voncannon each entered into a Separation and General Release Agreement with the Company (the “Williamson Separation Agreement” and the “Voncannon Separation Agreement,” respectively, and together, the “Separation Agreements”). Each of the Separation Agreements became effective as of April 29, 2026 (the “Effective Date”) after the expiration of a statutory revocation period.
Pursuant to the terms of the Williamson Separation Agreement, Mr. Williamson continued to receive his base salary and equity incentive vesting benefits, if any, through the date of termination and, as of the Effective Date, is entitled to receive the following payment and benefits in connection with his termination: (i) twelve months of Mr. Williamson’s base salary at the time of his termination, or approximately $361,500, paid bi-weekly in accordance with the Company’s established payroll dates; (ii) accelerated vesting of 34,270 shares of restricted stock; (iii) accelerated vesting of 49,736 performance share units with a possible vesting range of 0% to 200% based on total shareholder return as compared to the Company's established peer group to be calculated within sixty days of the Effective Date; and (iv) a lump sum payment equal to twelve months of COBRA premiums. The Williamson Separation Agreement includes a customary release of claims.
Pursuant to the terms of the Voncannon Separation Agreement, Mr. Voncannon continued to receive his base salary and equity incentive vesting benefits, if any, through the date of termination, as well as statutory COBRA benefits for a period of eighteen months and, as of the Effective Date, is entitled to the accelerated vesting of 50,000 shares of restricted stock held by Mr. Voncannon. The Voncannon Separation Agreement includes a customary release of claims.
The foregoing descriptions of the Separation Agreements are qualified in their entirety by reference to the full text of the Williamson Separation Agreement and the Voncannon Separation Agreement, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation and General Release Agreement by and between Jeremy "Deke" Williamson and Arq, Inc., effective as of April 29, 2026.
10.2	Separation and General Release Agreement by and between Jay Voncannon and Arq, Inc., effective as of April 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2026

Arq, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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